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                                                                     EXHIBIT 4.7



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                          CRESTAR FINANCIAL CORPORATION


                                       AND


                        THE CHASE MANHATTAN BANK, TRUSTEE


                              --------------------


                          FIRST SUPPLEMENTAL INDENTURE


                           Dated as of January 1, 1998


                                       TO


                                    INDENTURE


                          Dated as of September 1, 1993


                              --------------------


                          Subordinated Debt Securities



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         FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 1998 (the "First
Supplemental Indenture"), to INDENTURE (the "Original Indenture"), dated as of September 1, 1993, between CRESTAR FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the "Company"), and THE CHASE MANHATTAN BANK (formerly known as Chemical
Bank), a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore issued pursuant to the Indenture a series of Notes denominated its 8 3/4% Subordinated Notes Due 2004.

         The Company has duly authorized the creation of an issue of its 6 1/2% Putable/Callable Subordinated Notes due January 15, 2018, Putable/Callable January 15, 2008 (herein called the "Notes") and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture (the Original Indenture, together with the First Supplemental Indenture being hereinafter called the "Indenture").

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make the First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         Under Section 901(6) of the Indenture, the Company, when authorized by a Board resolution, and the Trustee may, without the consent of the Holders, enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

         The entry into the First supplemental Indenture by the parties hereto is in all respects authorized by the Indenture.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

         Section 101.      Construction.

         All references herein to Articles and Sections are references to Articles and Sections of this First Supplemental Indenture and all references to Articles and Sections of the Original Indenture specify such Original Indenture.


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                                  ARTICLE TWO

         Section 201.      Form of the Notes.

         The Notes shall be issued in whole in the form of a Global Security in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First supplemental Indenture.

                                 ARTICLE THREE

                                    The Notes

         Section 301.      Title and Terms.

         The aggregate principal amount of the Notes which may be authenticated and delivered under this First Supplemental Indenture is limited to $150,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306 or 906 of the Indenture.

         The Notes shall be known and designated as the Company's "6 1/2% Putable/Callable Subordinated Notes due January 15, 2018, Putable/Callable January 15, 2008." Their maturity date shall be January 15, 2018 (the "Final Maturity Date"), and (subject to Article Four) they shall bear interest at the annual rate of 6 1/2% from January 27, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year (each, an "Interest Payment Date") commencing January 15, 1998 until the principal thereof is paid or duly provided for.

         The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Indenture, be paid to the Persons in whose name the Notes are registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

         The principal of and interest on the Notes shall be payable at the office or agency of the Company in the City of Richmond, Virginia or the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the persons entitled thereto as such address shall appear in the Security Register.

         The Notes shall be issued in denominations of $1,000 and integral multiples thereof. The Notes shall be issued in whole in the form of a Global Security, and the Depositary for the Notes shall be The Depository Trust Company. Crestar Bank shall be appointed to serve as authenticating agent for the Notes in accordance with the Authenticating Agency Agreement dated November 16, 1994, among the Trustee, Crestar Bank and the Company. Crestar Bank and The Chase Manhattan Bank each shall be appointed to act as paying agent for the Notes; provided, however, as long as the Notes are in the form of a Global Security the Notes shall be paid in accordance with the provisions of the applicable letter of representations.


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         The Notes will be subject to mandatory purchase from the existing
Holders on January 15, 2008 through either the exercise of the Call Option by the Callholder or the Put Option by the Trustee as provided in Article Four.

         The Notes shall be subordinate and junior in right of payment to Senior Indebtedness as provided in Article Fifteen of the Indenture.

                                  ARTICLE FOUR

         Section 401.      Call Option.

         (a) Call Option. The Company, or any successor and assign (in such capacity, the "Callholder"), has the right to purchase the Notes (the "Notes"), in whole or in part, but if in part in a principal amount of not less than $75,000,000 (the "Call option"), at a price equal to the par amount thereof (the "Call Price"), on January 15, 2008 (the "Coupon Reset Date") (as defined below). In the event a Callholder exercises its rights under its Call Option, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, such Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to Holders on the most recent Record Date) and (ii) the Holders of the Notes subject to such Call Option shall be required to deliver the Notes to such Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC, if applicable. No Holder of the Notes or any interest therein shall have any right or claim against a Callholder as a result of such Callholder not purchasing the Notes.

         (b) Notice. A Callholder must deliver irrevocable, written notice (the "Call Notice") to the Trustee of its exercise of its Call Option prior to 4:00 p.m., New York Time, no later than fifteen (15) calendar days prior to the Coupon Reset Date. In the event that less than all of the Notes are subject to the exercise of the Call Options, thereupon the Trustee shall select by lot, or in any manner it may deem fair, the Notes so to be called.

         (c)      Termination of Call Option.

                  (i) If, (A) an Event of Default shall have occurred and be continuing under Section 501 of the Original Indenture (in such event, a Callholder may terminate the Call Option by written notice to the Trustee) or (B) following the Call Notice, less than two Dealers (as defined below) have submitted Bids (as defined below) in a timely manner substantially as provided below then (a) the related Call Option shall immediately terminate and (b) no amount shall be payable as a result of such termination.

                  (ii) If a Callholder shall fail to deliver the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date, then (a) its Call Option shall immediately terminate and
         (b) no amount shall be payable as a result of such termination.

                  (iii) If a Calculation Agent (as defined below) determines that a Market Disruption Event (as defined below) has occurred, then
         (a) the related Call Option shall immediately terminate and (b) no amount shall be payable as a result of such termination.


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         (d)      Successors and Assigns. A Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) it assigns its rights and obligations in whole and not in part and (ii) it provides the Trustee with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee agrees to treat the assignee or assignees as Callholder or Callholders for all purposes hereunder. Subsection
(e) hereof shall constitute notice to the Trustee of the initial assignment of the Call Option. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Notes.

         (e) Assignment of Call Option. Pursuant to the Underwriting Agreement dated January 22, 1998, between the Company and UBS Securities LLC, as representative of the several underwriters named therein, the Company has assigned its rights and obligations as Callholder to Union Bank Of Switzerland, London branch with respect to $75,000,000 principal amount of Notes and to Morgan Stanley & Co. International Limited with respect to $75,000,000 principal amount of Notes. References to Call Option shall mean references to the Call Option held by an individual Callholder.

         Section 402.      Put Option.

         By its purchase of the Notes, each Holder irrevocably agrees that, if the Call Option with respect to an applicable principal amount of the Notes shall terminate as set forth in Section 401(c)(i), Section 401(c)(ii) or Section 401(c)(iii) of the Indenture, or the Callholder shall fail for any reason to pay the Call Price with respect to such Notes to the Trustee at or prior to the time required above, the Trustee will be obligated to exercise the right of the Holders of such Notes to require the Company to purchase such Notes in whole but not in part, on the Coupon Reset Date at a price equal to 100% of the principal amount thereof, plus accrued interest (the "Put Redemption Price"). If the Trustee exercises the Put option with respect to such Notes, then the Company shall deliver the Put Redemption Price in immediately available funds to the Trustee by no later than 12:00 noon New York time on the Coupon Reset Date and the Holders of such Notes will be required to deliver the Notes to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC, if applicable. Such Notes will thereupon be canceled and no Notes will be issued in lieu of or in exchange therefor. No Holder of the Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option. The provisions of this clause may not be amended or waived without the consent of all of the Holders of the Notes. If the Call Option with respect to an applicable principal amount of the Notes is not exercised or the Call Price with respect to such Notes is not delivered, the Put Option with respect to such Notes shall be deemed exercised by the Trustee without any requirement of notice to or consent of the Company or the Holders.

         Section 403.      Calculation Agents and Coupon-Reset Process.

         (a) Appointment of Calculation Agents. The Company hereby appoints UBS Securities LLC, a limited liability company organized under the laws of the State of New York (together with ,the corporation, if any, into which UBS Securities LLC may be merged, converted or consolidated in accordance with clause (j) below, "UBS") the calculation agent for Notes subject to the Call Option of Union Bank of Switzerland, London branch and Morgan Stanley & Co. International Limited (together with the corporation or other entity, if any, into




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which Morgan Stanley & Co. International Limited may be merged, converted or consolidated in accordance with clause (j) below, "Morgan Stanley") the calculation agent for Notes subject to its Call option (in such capacity as calculation agent, each a "Calculation Agent"), and each Calculation Agent hereby accepts such appointment, as the Company's agent for the purpose of calculating the Coupon Reset Rate (as defined below) in accordance with the procedures set forth herein; provided, that such Calculation Agents shall act jointly on all matters in the event that the Call Options are exercised for the entire principal amount of the Notes.

         (b) Coupon Reset Process. If the Company (or either of its successors and assigns) as Callholder under the Call Option, has exercised the Call Option in accordance with the procedures set forth above, the Company and the applicable Calculation Agent shall complete the following steps in order to determine the interest rate (the "Coupon Reset Rate") to be paid on the applicable principal amount of the Notes from and including such Coupon Reset Date to January 15, 2018 (the "Final Maturity Date"). The Company and the applicable Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

                  (i) The Company shall provide the applicable Calculation Agent with a list (the "Dealer List"), no later than four Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers, two of which shall be UBS in the event Union Bank of Switzerland, London branch exercises its Call Option and Morgan Stanley in the event it exercises its Call Option, from which it desires the applicable Calculation Agent to obtain the Bids (as defined below) for the purchase of the applicable principal amount of the Notes.

                  (ii) Within one Business Day following receipt by the applicable Calculation Agent of the Dealer List, the applicable Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (a) a copy of the Prospectus dated January 22, 1998 and a copy of the Prospectus Supplement dated January 22, 1998 relating to the Notes,
         (b) a copy of the form of Notes and (c) a written request that each such Dealer submit a Bid to the applicable Calculation Agent by 12:00 noon, New York City time (the "Bid Deadline"), on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall be provided with (a) the name of the Company, (b) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the applicable Calculation Agent in accordance with clause (iii) below), (c) the principal amount and maturity of the Notes and (d) the method by which interest will be calculated on the Notes.

                  (iii) The purchase price to be paid by any Dealer for the Notes (the "Purchase Price") shall be equal to (a) the principal amount of the Notes plus (b) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (x) the discounted present value to the Coupon Reset Date of a bond with a maturity of January 15, 2018 which has an interest rate of 5.558%, semi-annual interest payments on each January 15 and July 15, commencing July 15, 2008, on a principal amount of the Notes for which a Call Option has been exercised, and assuming a discount rate equal to the Treasury Rate over


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         (y) the principal amount of the Notes for which a Call Option has been exercised. "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security per Telerate page 500 at 11:00 a.m., New York time on the Bid Date (or such other date that may be agreed upon by the Company and the applicable Calculation Agent), or, if such rate does not appear on Telerate page 500 at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m. on the Bid Date.

                  (iv) Following receipt of the Bids, the applicable Calculation Agent shall provide written notice to the Company, setting forth (a) the names of each of the Dealers from whom such Calculation Agent received Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price as determined pursuant to paragraph
         (iii) hereof. Except as provided below, the applicable Calculation Agent shall thereafter select from the five Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid, provided, however, that if the applicable Calculation Agent has not received a Bid from a Dealer by the Bid Deadline, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid).

                  (v) Immediately after calculating the Coupon Reset Rate, the applicable Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate. The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Notes, effective from and including January 15, 2008, by delivery to the Trustee on or before the Coupon Reset Date of an Officers' Certificate.

                  (vi) The applicable Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

         (c) Termination of Call Option. If a Calculation Agent determines, following the exercise of its Call Option, that

                  (i) a Market Disruption Event (as defined below) has occurred or

                  (ii) two or more of the Dealers have failed to provide Bids in a timely manner substantially as provided above, such Call Option will be automatically revoked, and the Trustee will exercise the Put option on behalf of the Holders of the applicable principal amount of the Notes. "Market Disruption Event" shall mean any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national


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         emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

         (d) Rights and Liabilities of Calculation Agent. Each Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to each Calculation Agent under, pursuant to, or as permitted by, any provision of the Indenture shall be sufficient for purposes of the Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. Each Calculation Agent may consult with counsel satisfactory to it and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice Of such counsel.

         (e) Right of Calculation Agents to Own Notes, etc. Each Calculation Agent and its officers, employees and shareholders, may become owners of, or acquire any interests in, Notes, with the same rights as if such Calculation Agent were not the Calculation Agent hereunder. Each Calculation Agent may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if the Calculation Agents were not the Calculation Agents hereunder.

         (f) Duties of Calculation Agent. In acting under the Indenture in connection with the Notes, each Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of each Calculation Agent, in its capacity as such, shall be implied by the Indenture. In acting under the Indenture, each Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Notes.

         (g) Termination. Resignation or Removal of Calculation Agents. The Company may at any time appoint new Calculation Agents other than the incumbent Calculation Agents if Reasonable Cause exists at such time by giving written notice to the incumbent Calculation Agents and specifying the date when the termination shall become effective. "Reasonable Care" shall mean the failure or inability of the incumbent Calculation Agent to perform any obligations they may have hereunder for any reason. A Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of notice of such resignation. In such case, the Company may appoint a successor Calculation Agent.

         (h) Appointment of Successor-Calculation Agents. Any successor Calculation Agent appointed by the Company pursuant to the provisions of the foregoing clause (g) shall execute and deliver to the incumbent Calculation Agent and to the Company an instrument accepting such appointment and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of such


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incumbent Calculation Agent, with like effect as if originally named as the initial Calculation Agent hereunder, and such incumbent Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by such incumbent Calculation Agent in connection with the performance of its obligations hereunder, and such incumbent Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by such incumbent Calculation Agent in connection with the performance of its obligations hereunder.

         (i) Indemnification. The Company shall indemnify and hold harmless UBS, Morgan Stanley or any successor Calculation Agents, and their respective officers and employees from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, gross negligence or willful misconduct of UBS, Morgan Stanley or any successor Calculation Agents, or their respective officers or employees. This clause (i) shall survive the termination of the Indenture and the payment in full of all obligations under the Notes, whether by redemption, repayment or otherwise.

         (j) Merger, Consolidation or Sale of Business by Calculation Agents. Any corporation or other entity into which either Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Calculation Agent may be a party, or any corporation to which such Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, become the Calculation Agent under the Indenture without the execution of any document or any further act by the parties hereto.

         Section 404.      Provisions Respecting the Calculation Agents.

         Sections 403(d) through (j) of this First Supplemental Indenture are solely for the benefit of the Company and the Calculation Agents and neither the Trustee nor the holders of the Notes shall have any rights or duties with respect thereto. In furtherance of the foregoing, any violation of any of Sections 403(d) through (j) shall not constitute an Event of Default or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default or give rise to any right or obligation on the part of the Trustee to enforce compliance therewith, and in no case shall the Trustee be deemed to have assumed any obligation towards, or any relationship or agency or trust for or with, the Calculation Agents.

                                  ARTICLE FIVE

         Section 501.      Effect of First Supplemental Indenture.

         The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and the First Supplemental Indenture shall be read, taken and construed as one and the same instrument. Upon the execution of this First Supplemental Indenture, the Original Indenture shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitation


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of rights, obligations, duties and immunities under the Original Indenture of the Trustee, the Company and the Holders of all Notes shall thereafter be determined, exercised enforced under the Original Indenture subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Original Indenture for any and all purposes; provided, however, that nothing contained in this First Supplemental Indenture shall affect or apply to any series of Securities outstanding prior to the date hereof (including Securities authenticated and delivered upon registration or transfer of such outstanding Securities, or in exchange therefor, or in lieu thereof).

         Section 502.      Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

         Section 503.      Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 504.      Severability Clause.

         In case any provision in this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 505.      Benefits of Supplemental Indenture.

         Nothing in this First Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         Section 506.      Definitions.

         All terms used and not defined herein shall have the respective meanings assigned to them in the Original Indenture.

         Section 507.      Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 508.      Trustee Not Responsible for Recitals.

         The Trustee has executed this First Supplemental Indenture only upon the terms and conditions set forth in the Original Indenture. Without limiting the generality of the foregoing,


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the Trustee shall not be responsible for the correctness of the recitals herein contained which shall be taken to be statements of the Company, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this First Supplemental Indenture or the execution hereof by the Company.

         Section 509.      Governing Law.

         This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, provided that the rights, duties, standard of care and immunities of the Trustee in connection with the administration of its duties hereunder shall be governed by the laws of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

[SEAL]                              CRESTAR FINANCIAL CORPORATION


                                    By:
                                       -----------------------------------------
                                       Its:
Attest:


By:
   -------------------------------
    Its Senior Vice President
        Deputy General Counsel
        and Assistant Vice President

[SEAL]                              THE CHASE MANHATTAN BANK, as Trustee


                                    By:
                                       -----------------------------------------
                                       Its:

Attest:


By:
   -------------------------------
    Its:

                                                                       Exhibit A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                          CRESTAR FINANCIAL CORPORATION
         6 1/2% PUTABLE/CALLABLE SUBORDINATED NOTE DUE JANUARY 15, 2018,
                        PUTABLE/CALLABLE JANUARY 15, 2008


                                                          CUSIP No.: 226 091 AF3
No. 1                                                               $150,000,000

         CRESTAR FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED AND FIFTY MILLION DOLLARS) at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or the City of Richmond, Virginia on January 15, 2018 in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on January 15 and July 15 of each year (each an "Interest Payment Date") on said principal sum, commencing July 15, 1998, at the rate of 6 1/2% per annum and at such other rate, effective from and including January 15. 2008, as shall be determined pursuant to the Coupon Reset Process referred to below, at said offices or agencies, in like coin or currency, from January 27, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until payment of such principal sum has been made or duly provided for. Payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the December 31 or June 30, as the case may be next preceding such Interest Payment Date, whether or not such day is a Business Day (as defined herein). Reference is made to the further provisions of this Note set forth in the Indenture referred to on the reverse hereof, including those describing the Call Option, the Put Option and the Coupon Reset Process. Such further provisions and the additional provisions set forth on the reverse hereof shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.


         IN WITNESS WHEREOF, CRESTAR FINANCIAL CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: January 27, 1998             CRESTAR FINANCIAL CORPORATION


                                    By:
                                       -----------------------------------------
                                       Authorized Officer
Attest:


----------------------------------
Secretary

[SEAL]

                         CERTIFICATION OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK
                                      as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Officer

         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 1, 1993, as supplemented by the First Supplemental Indenture dated as of January 1, 1998 (the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee (herein called the "Trustee"). Reference is hereby made to such Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "6 1/2% Putable/Callable Subordinated Notes Due January 15, 2018, Putable/Callable January 15, 2008" (the "Notes"), limited in aggregate principal amount to $150,000,000. Subject to the Call Option and the Put Option provided for in the Indenture, the Notes are not redeemable prior to maturity. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect from time to time. The Notes are subject to all such terms and holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

         The payment of principal of and interest on this Note is expressly subordinated and subject in right of payment, as provided in the Indenture, to the prior payment of any and all Senior Indebtedness of the Company, as defined in the Indenture. This Note is issued subject to such provisions, and each holder of this Note, by accepting the same, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, whether now or hereafter outstanding, to and shall be bound by such provisions.

         If an Event of Default (defined in the Indenture as certain events involving the bankruptcy, insolvency or reorganization of the Company) shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series to be affected, provided, however, that no such supplemental indenture shall change the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that hereinbefore provided, or change the place of payment thereof, or impair or affect the right of any Holder of a Security to institute suit for payment thereof, or reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive compliance by the Company with certain provisions of the Indenture and any past default under the Indenture with respect to the Notes and its consequences, except a default in the payment of the principal of or interest on any of the Notes or a default with respect to any provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note.

         Subject to the rights of the Holders of Senior Indebtedness of the Company set forth in this Note and as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional. to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency as herein prescribed.

         The Notes are issuable in registered form without coupons and will be sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, the City and State of New York or the City of Richmond, Virginia, or any other location as may be provided for pursuant to the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Note may be exchanged for certificated securities registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as Depositary or is ineligible to act as Depositary under the Indenture and a successor Depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated securities to all beneficial owners (as certified to the Company by the Depositary or a successor Depositary) of the Notes.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner of this Note, for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, whether or not this Note shall be overdue and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         This Note shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth, provided, however, that the rights, duties, immunities and standard of care of the Trustee under the Indenture shall be governed by the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM-as tenants in common                 UNIT GIFT MIN ACT--.............Custodian..........
TEN ENT-as tenants by the                                           (Cus)               (Minor)
           entireties                                 Under Uniform Gifts to Minors
JT TEN-as joint tenants with
         rights of survivor-                          Act..................................
         ship and not as Tenants                                      (State)
         in Common

     ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                                                                     EXHIBIT 4.7

                                FORM OF TRANSFER


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
                              --------------------------------------------------

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            (Please print or typewrite name and address of assignee)

the within Note and does hereby irrevocably constitute and appoint _______________ (Attorney) to transfer the said Note in the Security Register of the Company, with full power of substitution in the premises.

Dated:
      ----------------                       -----------------------------------
                                             NOTICE: The signature to this
                                             assignment must correspond with
                                             the name as written upon the face
                                             of this Note in every particular
                                             without alteration or enlargement
                                             or any change whatever.


----------------------------------------
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.